UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported) August 31, 2004

                             WASTE CONNECTIONS, INC.
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
         (State or other jurisdiction of incorporation or organization)


                           COMMISSION FILE NO. 0-23981


                                   94-3283464
                      (I.R.S. Employer Identification No.)


                35 Iron Point Circle, Suite 200, Folsom, CA 95630
                    (Address of principal executive offices)

                                 (916) 608-8200
              (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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INFORMATION TO BE INCLUDED IN THE REPORT


Section 5 - Corporate Governance and Management

Item 5.02. Departure of Directors or Principal Officers; Election of Directors;
           Appointment of Officers.

     Effective September 1, 2004, our Board of Directors has appointed Steven F. Bouck, 47, President of Waste Connections. Ronald J. Mittelstaedt will remain in the positions of Chief Executive Officer and Chairman of the Board of Directors. Additionally, effective September 1, 2004, our Board of Directors appointed Worthing F. Jackman, 39, as Executive Vice President and Chief Financial Officer, the position formerly held by Mr. Bouck.

     Ronald J. Mittelstaedt has been President, Chief Executive Officer and a director since Waste Connections was formed, and was elected Chairman in January 1998. He remains the Chief Executive Officer and Chairman. He has more than 15 years of experience in the solid waste industry. He served as a consultant to United Waste Systems, Inc., with the title of Executive Vice President, from January 1997 to August 1997, where he was responsible for corporate development for all states west of Colorado. As Regional Vice President of USA Waste Services, Inc. (including Sanifill, Inc., which was acquired by USA Waste Services, Inc.) from November 1993 to January 1997, he was responsible for all operations in 16 states and Canada. Ronald Mittelstaedt held various positions at Browning-Ferris Industries, Inc. ("BFI") from August 1988 to November 1993, most recently as Division Vice President in northern California, overseeing the San Jose market. Previously he was the District Manager responsible for BFI's operations in Sacramento and the surrounding areas. He holds a B.S. degree in Finance from the University of California at Santa Barbara.

     Steven F. Bouck was Executive Vice President and Chief Financial Officer from February 1998 until his appointment as President. He held various positions with First Analysis Corporation from 1986 to 1998, including most recently as Managing Director coordinating corporate finance. In that capacity, he provided merger and acquisition advisory services to companies in the environmental industry. Steven Bouck was also responsible for investing venture capital funds focused on the environmental industry that were managed by First Analysis. In connection with those investments, he served on the boards of directors of several companies. He holds B.S. and M.S. degrees in mechanical engineering from Rensselaer Polytechnic Institute and an M.B.A. in Finance from the Wharton School. He has been a Chartered Financial Analyst since 1990.

     Worthing F. Jackman was Vice President - Finance and Investor Relations from April 2003 until his appointment as Executive Vice President and Chief Financial Officer. Prior to joining the Company, he held various investment banking positions with Alex. Brown & Sons, now Deutsche Bank Securities, Inc., since 1991, including most recently as a Managing Director within the Global Industrial & Environmental Services Group. In that capacity, he provided capital markets and strategic advisory services to companies in a variety of sectors, including solid waste services. He holds a B.S. in Finance from Syracuse University and an M.B.A. from the Harvard Business School.

     Waste Connections employs John Felts, the brother-in-law of Ronald Mittelstaedt, as a Network Manager. The total salary and bonus compensation we paid to John Felts in 2003 was $80,066. In addition, Mr. Felts realized a gain of $29,757 in 2003 on the sale of common stock received on exercise of options. In 2003, we granted options to Mr. Felts for 5,000 shares of our common stock. The options were granted on the same terms and conditions as options to all other employees.

     We intend to enter into a new employment agreement with Mr. Bouck, the terms of which have not yet been determined. We do not intend to enter into a new employment agreement with Mr. Mittelstaedt or Mr. Jackman. The terms of the existing employment agreements are disclosed in the annual proxy statement filed on April 8, 2004.


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Section 9 - Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

          (c)  The following Exhibits are furnished herewith:

               99.1 Press release, dated August 31, 2004.


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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                 WASTE CONNECTIONS, INC.
                                                 (Registrant)

                                                 BY: /s/ Ronald J. Mittelstaedt
Date:  August 31, 2004                               ---------------------------
                                                         Ronald J. Mittelstaedt,
                                                         Chief Executive Officer


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                                  EXHIBIT INDEX

Exhibit No.    DESCRIPTION
-----------    -----------

  99.1         Press release dated August 31, 2004, issued by Waste Connections,
               Inc.